UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the acquisition of Alon USA Energy, Inc. (“Alon”) effective July 1, 2017 (the "Merger"), Delek US Holdings, Inc. (“Delek”), Alon and U.S. Bank National Association entered into a First Supplemental Indenture (the “Supplemental Indenture”) supplementing the Indenture, dated as of September 16, 2013 (the “Indenture”), pursuant to which Alon issued its 3.00% Convertible Senior Notes due 2018 (the “Convertible Notes”) in the aggregate principal amount of $150 million. Under the Supplemental Indenture, the Convertible Notes became convertible into shares of Delek’s common stock, par value 0.01 per share (“Delek Common Stock”), cash or a combination of cash and shares of Delek Common Stock, at Delek’s election, based upon the conversion procedures in the Convertible Notes and the exchange rate in the Merger.

On September 17, 2018, Delek settled the Convertible Notes for a combination of cash and shares of Delek Common Stock. The maturity settlement in respect of the Convertible Notes consisted of (i) cash payments totaling approximately $152.4 million which included a cash payment for outstanding principal of $150,000,000, a cash payment for accrued interest of $2,250,000, a cash payment for dividends of approximately $267,000 and a nominal cash payment in lieu of fractional shares, and (ii) the issuance of 2,692,218 shares of Delek Common Stock to holders of the Convertible Notes (the “Conversion Shares”). The issuance of the Conversion Shares was made in exchange for the Convertible Notes pursuant to an exemption from the registration requirements provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Delek also received an offsetting amount of shares of Delek Common Stock from the settlement of convertible note hedge transactions (the “Call Options”) Alon had entered into with certain counterparties in connection with the issuance of the Convertible Notes, which resulted in no dilution when netted against the Conversion Shares.

Item 7.01  Regulation FD Disclosure.

On September 18, 2018, Delek issued a press release regarding the settlement of the Convertible Notes. The press release issued by Delek is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Delek under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Delek that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Delek or any of its affiliates.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)    Exhibits.

99.1	Press release of Delek US Holdings, Inc. dated September 18, 2018.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2018	DELEK US HOLDINGS, INC.

/s/ Kevin L. Kremke
Name: Kevin L. Kremke
Title: Executive Vice President / Chief Financial Officer